SANTANDER BANCORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF MARCH 31, 2005 AND 2004 AND DECEMBER 31, 2004
(Dollars in thousands, except share data)

ASSETS

				Variance
	31-Mar-05	31-Mar-04	31-Dec-04	03/05-12/04
CASH AND CASH EQUIVALENTS:
Cash and due from banks	$131,698	$131,001	$110,148	$19.56%
Interest bearing deposits	25,066	51,671	42,612	-41.18%
Federal funds sold and securities purchased under agreements to resell	327,041	295,725	326,650	0.12%
Total cash and cash equivalents	483,805	478,397	479,410	0.92%
INTEREST BEARING DEPOSITS	51,090	10,000	50,000	2.18%
TRADING SECURITIES	38,364	57,808	34,184	12.23%
INVESTMENT SECURITIES AVAILABLE FOR SALE, at fair value	1,811,147	1,347,181	1,978,132	-8.44%
INVESTMENT SECURITIES HELD TO MATURITY, at amortized cost	-	832,627	-	N/A
OTHER INVESTMENT SECURITIES, at amortized cost	37,500	-	37,500	0.00%
LOANS HELD FOR SALE, net	247,003	294,874	271,596	-9.05%
LOANS, net	5,541,819	4,147,714	5,311,936	4.33%
ALLOWANCE FOR LOAN LOSSES	(69,205)	(71,689)	(69,177)	0.04%
PREMISES AND EQUIPMENT, net	53,102	51,747	52,854	0.47%
ACCRUED INTEREST RECEIVABLE	45,335	36,472	44,682	1.46%
GOODWILL	34,791	34,791	34,791	0.00%
INTANGIBLE ASSETS	8,782	4,454	8,003	9.73%
OTHER ASSETS	134,414	178,587	107,869	24.61%
	$8,417,947	$7,402,963	$8,341,780	0.91%

LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS:
Non-interest bearing	$736,600	$704,974	$744,019	-1.00%
Interest bearing	4,565,231	3,443,773	4,004,120	14.01%
Total deposits	5,301,831	4,148,747	4,748,139	11.66%
FEDERAL FUNDS PURCHASED AND OTHER BORROWINGS	730,644	315,000	780,334	-6.37%
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	1,119,442	1,686,090	1,349,444	-17.04%
COMMERCIAL PAPER ISSUED	379,813	374,753	629,544	-39.69%
TERM NOTES	31,560	180,750	31,457	0.33%
CAPITAL NOTES	72,133	15,925	72,588	-0.63%
ACCRUED INTEREST PAYABLE	30,620	23,884	22,666	35.09%
OTHER LIABILITIES	206,958	149,490	151,605	36.51%
	7,873,001	6,894,639	7,785,777	1.12%

STOCKHOLDERS' EQUITY:
Series A Preferred stock, $25 par value; 10,000,000 shares authorized, none issued and outstanding	-	-	-	N/A
Common stock, $2.50 par value; 200,000,000 shares authorized; 50,650,364 shares issued in
March 2005 and December 2004 and 46,410,214 shares issued in March 2004; 46,639,104 shares
outstanding in March 2005 and December 2004 and 42,398,954 shares outstanding in March 2004.	126,626	116,026	126,626	0.00%
Capital paid in excess of par value	304,171	211,742	304,171	0.00%
Treasury stock at cost, 4,011,260 shares in March 2005, 2004 and December 2004.	(67,552)	(67,552)	(67,552)	0.00%
Accumulated other comprehensive loss, net of taxes	(35,921)	(12,521)	(6,818)	426.86%
Retained earnings-
Reserve fund	127,086	119,432	127,086	0.00%
Undivided profits	90,536	141,197	72,490	24.89%
Total stockholders' equity	544,946	508,324	556,003	-1.99%
	$8,417,947	$7,402,963	$8,341,780	0.91%

SANTANDER BANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE QUARTERS ENDED MARCH 31, 2005 AND 2004
(Dollars in thousands, except per share data)

	For the quarters ended

	March 31,	March 31,
	2005	2004
INTEREST INCOME:
Loans	$76,735	$57,900
Investment securities	22,457	27,215
Interest bearing deposits	210	132
Federal funds sold and securities purchased under
agreements to resell	1,348	580
Total interest income	100,750	85,827

INTEREST EXPENSE:
Deposits	22,281	13,180
Securities sold under agreements to repurchase
and other borrowings	22,398	18,649
Subordinated capital notes	601	22
Total interest expense	45,280	31,851

Net interest income	55,470	53,976

PROVISION FOR LOAN LOSSES	6,700	8,750
Net interest income after provision for loan losses	48,770	45,226

OTHER INCOME:
Bank service charges, fees and other	10,196	9,645
Broker/dealer, asset management and insurance fees	12,572	12,451
Gain on sale of securities	16,960	8,903
Loss on extinguishment of debt	(6,727)	-
Gain on sale of mortgage servicing rights	43	91
Gain on sale of loans	1,081	212
Gain on sale of building	-	2,754
Other income	4,963	2,471
Total other income	39,088	36,527

OTHER OPERATING EXPENSES:
Salaries and employee benefits	24,169	23,549
Occupancy costs	4,024	3,400
Equipment expenses	1,476	1,764
EDP servicing, amortization and technical expenses	7,233	8,631
Communication expenses	2,016	2,109
Business promotion	2,362	1,680
Other taxes	2,101	2,275
Other	12,010	10,661
Total other operating expenses	55,391	54,069

Income before provision for income tax	32,467	27,684

PROVISION FOR INCOME TAX	6,958	2,469

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$25,509	$25,215
EARNINGS PER COMMON SHARE*	$0.55	$0.54

*After giving retroactive effect to the stock dividend declared on July 9, 2004

SANTANDER BANCORP AND SUBSIDIARIES

	QTD	QTD	2004
		As restated
	March 31,	March 31,		Fourth
SELECTED RATIOS	2005	2004	Year-end	Quarter

Net interest margin (1)	3.08%	3.42%	3.27%	3.24%
Return on average assets (2)	1.25%	1.40%	1.10%	1.08%
Return on average common equity (2)	18.48%	21.01%	16.90%	16.04%
Efficiency Ratio (1,3)	62.34%	64.69%	63.54%	60.48%
Non-interest income to revenues	27.95%	29.85%	24.57%	23.43%
Capital:
Total capital to risk-adjusted assets	11.97%	11.02%	-	12.09%
Tier I capital to risk-adjusted assets	9.40%	9.45%	-	9.46%
Leverage ratio	6.18%	6.33%	-	6.49%
Non-performing loans to total loans	1.47%	2.11%	-	1.57%
Non-performing loans plus accruing loans
past-due 90 days or more to loans	1.54%	2.18%	-	1.63%
Allowance for loan losses to non-
performing loans	81.55%	77.74%	-	79.05%
Allowance for loans losses to period-
end loans	1.20%	1.61%	-	1.24%

OTHER SELECTED FINANCIAL DATA	3/31/05	3/31/04	12/31/04
	(dollars in millions)
Customer Financial Assets Under Control:
Bank deposits (excluding brokered deposits)	$ 4,402.4	$ 3,788.7	$ 4,275.4
Broker-dealer customer accounts	4,735.0	4,053.1	4,543.3
Mutual funds and assets managed	2,671.0	2,065.8	2,640.0
Trust, institutional and private accounts assets under management	1,358.0	1,326.4	1,369.0
Total	$ 13,166.4	$ 11,234.0	$ 12,827.7

(1) On a tax-equivalent basis.
(2) Ratios for the quarters are annualized.
(3) Operating expenses divided by net interest income, on a tax equivalent basis, plus other income, excluding gain on sale of securities (and gain on sale of building for 1Q04).

SELECTED CONSOLIDATED FINANCIAL INFORMATION:

(DOLLARS IN THOUSANDS)

	For the Quarters Ended
	March 31,	March 31,	Dec. 31,	1Q05/1Q04	1Q05/4Q04
	2005	2004	2004	Variance	Variance

Interest Income	$ 100,750	$ 85,827	$ 95,527	17.4%	5.5%
Tax equivalent adjustment	4,534	4,740	6,022	-4.3%	-24.7%
Interest income on a tax equivalent basis	105,284	90,567	101,549	16.2%	3.7%
Interest expense	45,280	31,851	39,905	42.2%	13.5%
Net interest income on a tax equivalent basis	60,004	58,716	61,644	2.2%	-2.7%
Provision for loan losses	6,700	8,750	4,500	-23.4%	48.9%

Net interest income on a tax equivalent basis after provision	53,304	49,966	57,144	6.7%	-6.7%
Other operating income	27,774	24,658	28,707	12.6%	-3.3%
Gain on sale of securities	16,960	8,903	10	90.5%	169500.0%
Loss on extinguishment of debt	(6,727)	-	-	N/A	N/A
Gain on sale of loans	1,081	212	515	409.9%	109.9%
Gain on sale of building	-	2,754	-	-100.0%	N/A
Other operating expenses	55,391	54,069	54,954	2.4%	0.8%
Income on a tax equivalent basis before income taxes	37,001	32,424	31,422	14.1%	17.8%
Provision (credit) for income taxes	6,958	2,469	4,070	181.8%	71.0%
Tax equivalent adjustment	4,534	4,740	6,022	-4.3%	-24.7%
NET INCOME (LOSS)	$ 25,509	$ 25,215	$ 21,330	1.2%	19.6%

SELECTED RATIOS:

Per share data (1):
Earnings (loss) per common share	$ 0.55	$ 0.54	$ 0.46
Average common shares
outstanding **	46,639,104	46,639,104	46,639,104
Common shares outstanding
at end of period **	46,639,104	46,639,104	46,639,104
Cash Dividends per Share	$ 0.16	$ 0.11	$ 0.16

(1) Per share data is based on the average number of shares outstanding during the period.
* Basic and diluted earnings per share are the same.
**After giving retroactive effect to the stock dividend declared on July 9, 2004